UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

(786) 977-3380

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On May 4, 2026, Pasithea Therapeutics Corp. (the “Company”) announced the appointment of Kartik Krishnan, M.D., Ph.D. as Chief Medical Officer of the Company, effective May 1, 2026. Dr. Krishnan will oversee all clinical development and medical strategy as the Company advances PAS-004 through the clinic for the treatment of neurofibromatosis type 1 (NF1)-associated plexiform and cutaneous neurofibromas.

Dr. Krishnan, age 55, has over 20 years of experience in clinical development, pharmacovigilance, clinical operations, regulatory affairs, and R&D strategy. Prior to joining the Company, Dr. Krishnan served as Chief Executive Officer at OncoNano Medicines, a privately held company developing anti-cancer assets. Prior to that, Dr. Krishnan served as Chief Medical Officer at Arcus Biosciences, a discovery and clinical development company focusing on combination therapies in immuno-oncology. Earlier in his career, Dr. Krishnan held various clinical development and medical director roles of increasing responsibility at companies including Astex Pharmaceuticals, Genentech, Five Prime Therapeutics, BioMarin, and Amgen. While at Genentech, Dr. Krishnan was an integral part of the clinical team for cobimetinib (Cotellic™), contributing to its approval in the United States and Europe in 2015 for the treatment of BRAF V600E-mutant or BRAF V600K-mutant melanoma in combination with vemurafenib (Zelboraf™), and worked to establish development opportunities for this MEK inhibitor beyond melanoma. Prior to joining industry, Dr. Krishnan held a faculty position in the Department of Pediatrics at the University of Arizona, with both clinical and primary research responsibilities.

Dr. Krishnan received his B.A. in History (with Distinction) from the University of Virginia. He completed his M.D. and Ph.D. in Cellular, Molecular and Biophysical Studies at Columbia University’s College of Physicians and Surgeons, where his Ph.D. studies were completed in the lab of Dr. John Krolewski, focusing on JAK/STAT signaling in the interferon pathway. Dr. Krishnan trained in pediatrics at UCLA and in pediatric hematology and oncology at Johns Hopkins University and the National Cancer Institute.

There are no arrangements or understandings between Dr. Krishnan and any other person pursuant to which he was selected as the Company’s Chief Medical Officer. There are no family relationships between Dr. Krishnan and any of the Company’s directors or executive officers, and there are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

In connection with Dr. Krishnan’s appointment, the Company and Dr. Krishnan entered into an Executive Employment Agreement, dated April 3, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Krishnan will receive an initial annual base salary of $500,000 and will be eligible for an annual discretionary bonus of up to 40% of his base salary, with the amount (if any) to be determined by the compensation committee of the Company’s Board of Directors (the “Board”) in its sole discretion based on objectives and milestones determined by the Board. Dr. Krishnan will also be eligible to participate in the Company’s employee benefit programs in accordance with their terms. In connection with the commencement of Dr. Krishnan’s employment on May 1, 2026, the Board agreed to grant him the stock options described below under “–Option Awards to Certain Executive Officers, Employees and Non-Employee Directors.”

Dr. Krishnan’s employment is at-will. The Employment Agreement provides for severance benefits in specified circumstances.

The foregoing description of the principal terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Stock Option Awards

On May 1, 2026, the Board approved the following stock option awards for the Company’s executive officers, certain employees and non-employee directors. The stock option awards are intended to bring the Company’s equity incentive structure more in line with other industry comparables, adequately incentivize its executive officers and employees and reflect the ownership impact of certain recent capital raises on the Company’s incentive structure.

Executive Officers and Employees

The Board approved the following stock option awards, each of which has an exercise price of $0.841 per share, the closing price of the Company’s common stock (“Common Stock”) as reported on The Nasdaq Capital Market (“Nasdaq”) on May 1, 2026 (the “Grant Date”), in accordance with the terms of the Company’s 2023 Stock Incentive Plan, as amended (the “Plan”): Dr. Tiago Reis Marques, options to purchase 1,756,069 shares of Common Stock; Daniel Schneiderman, options to purchase 1,129,323 shares of Common Stock; Dr. Krishnan, options to purchase 1,129,323 shares of Common Stock; and certain employees options to purchase an aggregate of 1,239,323 shares of Common Stock. Each such option award will vest as to 33% of the shares subject thereto on the one year anniversary of the Grant Date, and the remaining shares will vest in equal quarterly installments thereafter for the next two years, subject to continued service; provided, that the shares underlying such options will fully vest upon a Change in Control (as defined in the Plan).

Non-Employee Directors

The Board approved annual stock option awards for fiscal year 2026 to each of the Company’s non-employee directors, Prof. Lawrence Steinman, Dr. Emer Leahy, Simon Dumesnil and Alfred Novak, each of which entitles such individuals to purchase 152,783 shares of Common Stock each, and each of which has an exercise price of $0.841 per share, the closing price of the Common Stock as reported on Nasdaq on the Grant Date, in accordance with the terms of the Plan. Each such option award will vest in full on the one year anniversary of the Grant Date, subject to continued service; provided, that the shares underlying such options will fully vest upon a Change in Control (as defined in the Plan).

Unless otherwise noted, the equity awards described above are subject to the terms of the Plan and the applicable award agreements.

Item 7.01. Regulation FD Disclosure.

On May 4, 2026, the Company issued a press release announcing the appointment of Dr. Krishnan as Chief Medical Officer of the Company, effective May 1, 2026. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated April 3, 2026, by and between Pasithea Therapeutics Corp. and Kartik Krishnan, M.D., Ph.D.
99.1	Press Release Dated May 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Date: May 4, 2026	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer

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